Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sequiam Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated as of March 31, 2002, appearing in the Quarterly Report on Form 10-QSB of Sequiam Corporation for the quarter ended March 31, 2002, filed on May 20, 2002.


By: /s/ Cordovano and Harvey, P.C. Denver, Colorado
August 13, 2002


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